UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2017

 CALADRIUS BIOSCIENCES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33650 (Commission File Number)	22-2343568 (IRS Employer Identification No.)

106 Allen Road, 4th Floor, Basking Ridge, NJ 07920
(Address of Principal Executive Offices)(Zip Code)

(908) 842-0100
Registrant's Telephone Number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

The Board of Directors (the “Board”) of Caladrius Biosciences, Inc. (the “Company”), in accordance with the terms of the Company’s amended and restated certificate of incorporation, has determined to move one of the Company’s directors from Class III into Class I to achieve more equally balanced membership classes. Peter G. Traber, MD, a Class III director, was to serve on the Board under his current term until expiration at the annual meeting of stockholders to be held in 2019. Dr. Traber agreed to resign as a Class III director, after which he was immediately reappointed to the Board as a Class I director for a term that will expire at the Company’s 2017 annual meeting of stockholders. The resignation and reappointment of Dr. Traber was effected solely to satisfy certain legal requirements under the Delaware General Corporation Law and the Company’s amended and restated certificate of incorporation, that the Company seek to balance its Board classes as much as practicable. For all other purposes, Dr. Traber’s service on the Board is deemed to have continued uninterrupted. The Board now consists of three Class I directors whose term will expire at the annual meeting of stockholders to be held in 2017; two Class II directors whose term will expire at the annual meeting of stockholders to be held in 2018; and two Class III directors whose term will expire at the annual meeting of stockholders to be held in 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALADRIUS BIOSCIENCES, INC.

By:	/s/ David J. Mazzo
Name:	David J. Mazzo, PhD
Title:	Chief Executive Officer

Dated:    March 30, 2017